FUNKO, INC.
2017 INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Funko, Inc., a Delaware corporation (the “Company”), pursuant to its 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of performance-based restricted stock units (“Performance Stock Units” or “PSUs”). Each vested Performance Stock Unit represents the right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals over the applicable performance period. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined in this Performance Stock Unit Award Grant Notice (the “Grant Notice”), including Exhibit B attached hereto, and the Agreement, capitalized terms shall have the defined meanings set forth in the Plan.

Participant:	###PARTICIPANT NAME###
Grant Date:	###GRANT DATE###
Number of PSUs:	###GRANTED###
Vesting Schedule:	Subject to Section 2.5 of the Agreement, the PSUs shall vest as provided in Exhibit B.
By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, this Grant Notice, the Agreement, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.
By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant and the Company agree that the PSUs are granted under and governed by the terms and conditions of the Plan, this Grant Notice and the Agreement.

FUNKO, INC.:		PARTICIPANT:
By:	/s/ Tracy Daw	By:	###SIGNATURE###
Print Name:	Tracy Daw	Print Name:	###FULLNAME###
Title:	Chief Legal Officer
Address:	C/O Funko, Inc, 2802 Wetmore Ave, Everett, WA, 98201	Address:	###HOMEADDRESS###

10318731_1

EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, Funko, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s 2017 Incentive Award Plan, as amended from time to time (the “Plan”). Each Performance Stock Unit represents the right to receive a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.
ARTICLE I.
GENERAL
1.1Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan and Grant Notice, each of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement or the Grant Notice, the terms of the Plan shall control.
ARTICLE II.
GRANT OF PERFORMANCE STOCK UNITS
2.1Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.
2.2Unsecured Obligation to PSUs. Each PSU constitutes the right to receive a number of Shares upon vesting, as determined in accordance with Section 2.3 and 2.6 below. Unless and until the PSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3Vesting Schedule. Subject to Section 2.5 hereof, the PSUs shall vest and become non-forfeitable with respect to the applicable portion thereof in accordance with Exhibit B attached to the Grant Notice.
2.4Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5Forfeiture, Termination and Cancellation.
(a)Except as may be otherwise provided by the Administrator or as set forth in that certain Employment Agreement effective September 1, 2025, between the Participant and the Company (the “Employment Agreement”), upon Participant’s Termination of Service for any or no reason, all Performance Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable date of the Termination of Service without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.6Settlement upon Vesting.
(a)As soon as administratively practicable following the vesting of any Performance Stock Units pursuant to Section 2.3 and Section 2.5 hereof, but in no event later than 60 days following the applicable Vesting Date, the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of vested PSUs as determined in accordance with Exhibit B. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 11.4 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section 11.4.
(b)As set forth in Section 11.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign income and payroll taxes required by law to be withheld with respect to any taxable event arising in connection with the Performance Stock Units based on the maximum statutory withholding rates applicable to supplemental taxable income. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares.

2.7Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.
2.8Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.
ARTICLE III.
OTHER PROVISIONS
3.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
3.2PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.
3.3Tax Consultation. The Participant represents that the Company has not provided the Participant with any tax advice in connection with the PSUs and that the Participant is not relying on the Company for any tax advice in connection with the PSUs.
3.4Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5Adjustments Upon Specified Events. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.

3.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.7Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.8Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.9Conformity to Securities Laws. The Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
3.10Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
3.11Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.12Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.13Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.
3.14Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.15Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

Exhibit B
VESTING SCHEDULE
1.Definitions.
(a)“Change in Control” shall have the meaning given to such term in the Company’s 2024 Inducement Award Plan, as amended from time to time.
(b)“Performance Period” means the period beginning on September 1, 2025 and ending on September 1, 2032.
(c)“Stock Price” shall mean the average of the closing market prices of a Share on the Nasdaq Stock Market for any forty-five (45) consecutive trading day-period commencing during the Performance Period and ending on or prior to the final day of the Performance Period. For purposes of the foregoing, if there is no trading in Shares on a trading day during any forty-five (45) consecutive trading day-period, the per-Share closing price on such date shall be deemed to be the per-Share closing price on the most recent date prior to such trading date on which trading in the Shares occurred.
2.Vesting. Subject to Section 3, the PSUs will be earned and vest during the Performance Period based on the satisfaction of a time-based vesting schedule and/or the Company’s achievement of the applicable Stock Price Hurdle(s) as set forth below (each, a “Tranche”)(any PSUs which are so earned and vested, the “Vested PSUs”), subject to Participant’s continued employment or service through the applicable Vesting Date (as defined below). The Tranches represent the incremental number of PSUs that will become Vested PSUs upon the achievement of the applicable service-based requirement(s) and/or Stock Price Hurdle(s).

TRANCHE	PSUS THAT ARE ELIGIBLE TO VEST
Tranche 1 PSUs	250,000
Tranche 2 PSUs	250,000
Tranche 3 PSUs	250,000

(a)Tranche 1 PSUs. The Tranche 1 PSUs will vest as to 1/3 of the Tranche 1 PSUs in three equal annual installments on each of the first three anniversaries of September 1, 2025, subject to Participant’s continued employment or service through the applicable vesting date (each such vesting date, a “Time-Vesting Date”).

(b)Tranche 2 PSUs and Tranche 3 PSUs. Subject to Section 3, the Tranche 2 PSUs and Tranche 3 PSUs shall become Vested PSUs and vest on the date the Stock Price first equals or exceeds the corresponding Stock Price Hurdle set forth opposite such Tranche in the table below during the Performance Period (each such date, the “Stock Price Vesting Date” and together with each Time-Vesting Date, the “Vesting Dates”). With respect to each of the Tranche 2 PSUs and the Tranche 3 PSUs, the Administrator shall determine in its sole discretion whether the applicable Stock Price Hurdle has been achieved or exceeded. For the avoidance of doubt, with respect to each of the Tranche 2 PSUs and the Tranche 3 PSUs, the applicable Stock Price Hurdle must be achieved during the Performance Period in order for such Tranche to be eligible to vest (and no linear interpolation will be applied if the Stock Price falls between the two Stock Price Hurdles).

TRANCHE	STOCK PRICE HURDLE
Tranche 2	$8.00 per share
Tranche 3	$20.00 per share

In the event of any transaction or event described in Section 13.2(a) of the Plan or an Equity Restructuring, the Stock Price Hurdles set forth above shall be equitably adjusted as determined by the Administrator. For the avoidance of doubt, (i) each Stock Price Hurdle may be achieved only once during the Performance Period and (ii) more than one Stock Price Hurdle may be achieved on a particular date. Any Tranches for which the Stock Price Hurdle has not been met prior to the expiration of the Performance Period shall thereupon be automatically forfeited.
Any Shares issuable with respect to the Vested PSUs will be distributed to the Participant in accordance with Section 2.6 of the Agreement.
3.Change in Control. Notwithstanding the foregoing, in the event a Change in Control occurs during the Performance Period and the Stock Price Hurdle has not been achieved with respect to either the Tranche 2 PSUs or the Tranche 3 PSUs prior to the date of such Change in Control, the Stock Price shall be deemed to be the price received by holders of Common Stock in connection with such Change in Control for each share of Common Stock held on the date of such Change in Control, as determined by the Administrator (the “Change in Control Price”). If the Change in Control Price equals or exceeds the applicable Stock Price Hurdle, the Stock Price Hurdle shall be deemed achieved as of the date of the Change in Control and the corresponding Tranche of PSUs shall become Vested PSUs, subject to Participant’s continued employment or service through the Change in Control date. Any Tranche(s) for which the Stock Price Hurdle has not been met or that does not otherwise vest pursuant to this paragraph shall thereupon be automatically forfeited; provided that if any portion of the Tranche 1 PSUs remain unvested as of such Change in Control, such Tranche 1 PSUs shall be treated in accordance with the Employment Agreement or as determined by the Board pursuant to the definitive documentation in connection with such Change in Control, as applicable.